As filed with the Securities and Exchange Commission on May 27, 2005
                                        Registration Number: 333-


                     SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                                  FORM S-8
                            REGISTRATION STATEMENT
                                   UNDER
                         THE SECURITIES ACT OF 1933


                          INCODE TECHNOLOGIES CORP.
             --------------------------------------------------
             (Exact name of Registrant as specified in Charter)

              Nevada                                  33-0895699
    ----------------------------------------------------------------------
    (State of Incorporation)                 (I.R.S. Employer I.D. Number)

            111 Howard Blvd., Suite 108, Mt. Arlington, NJ 07856
            -----------------------------------------------------
                   (Address of Principal Executive Offices)

                       2005 EMPLOYEE INCENTIVE PLAN
                       ----------------------------
                            (Full Title of Plan)

                              JAMES L. GRAINER
                          Incode Technologies Corp.
                        111 Howard Blvd., Suite 108
                          Mt. Arlington, NJ 07856
                               (973) 398-8183
          ---------------------------------------------------------
          (Name, Address and Telephone Number of Agent for Service)

                                  Copy to:
                             ROBERT BRANTL, ESQ.
                              322 Fourth Street
                             Brooklyn, NY 11215
                               (718) 768-6045

                      CALCULATION OF REGISTRATION FEE

                                   Proposed      Proposed
Title of                           Maximum       Maximum
Securities        Amount to        Offering      Aggregate
to be             to be            Price         Amount of         Registration
Registered        Registered (1)   per Share (2) Offering Price(2) Fee
-------------------------------------------------------------------------------
Common Stock,     300,000,000 shares  $0.0012     $360,000         $42.38
 $.001 par value


(1) This Registration Statement also covers an indeterminable number of additional shares that may be issued as a result of an adjustment in the shares in the event of a stock split, stock dividend or similar capital adjustment, as required by the Plan.

(2) The price stated is estimated solely for purposes of calculation of the registration fee and is the product resulting from multiplying 300,000,000 shares by $0.0012, the closing price of shares of the Common Stock on the OTC Bulletin Board on May 26, 2005.

                                    PART II

               INFORMATION REQUIRED IN THE REGISTRATION  STATEMENT

Item 3.  Incorporation of Documents by Reference.

     Incode Technologies Corp. is incorporating by reference the following documents previously filed with the Securities and Exchange
Commission:

     (a) Incode Technologies' Annual Report on Form 10-KSB for the year ended December 31, 2004;

     (b) Incode Technologies' Quarterly Report on Form 10-QSB for the Quarter ended March 31, 2005;

     (c)  Incode Technologies' Current Report on Form 8-K dated January 21,
          2005;

     (d)  Incode Technologies' Current Report on Form 8-K dated February 7,
          2005;

     (e)  Incode Technologies' Current Report on Form 8-K dated March 15,
          2005;

     (f)  Incode Technologies' Current Report on Form 8-K dated March 31,
          2005;

     (g)  Incode Technologies' Current Report on Form 8-K dated April 1,
          2005;

     (h)  Incode Technologies' Current Report on Form 8-K dated April 4,
          2005; and

     (i) the description of Incode Technologies' Common Stock contained in its Registration Statement on Form SB-2 (No. 333-49166).

     Incode Technologies is also incorporating by reference all documents hereafter filed by Incode Technologies pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold.

Item 4.  Description of Securities.

     Not Applicable.

Item 5.  Interests of Named Experts and Counsel.

     Robert Brantl, Esq., counsel to Incode Technologies, has passed upon the validity of the shares registered pursuant to this Registration Statement. Mr. Brantl holds no interest in the securities of Incode Technologies.

Item 6.  Indemnification of Directors and Officers.

     Section 78.7502 of the General Corporation Law of the State of Nevada authorizes a corporation to provide indemnification to a director, officer, employee or agent of the corporation, including attorneys' fees, judgments, fines and amounts paid in settlement, actually and reasonably incurred by him in connection with an action, suit or proceeding, if either (a) it is not proven that the indemnified individual engaged in a breach of fiduciary duty or intentional misconduct, fraud or a knowing violation of law or (b) the indemnified individual acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful as determined in accordance with the statute, and except that with respect to any action which results in a judgment against the person and in favor of the corporation the corporation may not indemnify unless a court determines that the person is fairly and reasonably entitled to the indemnification. Section 78.7502 further provides that indemnification shall be provided if the party in question is successful on the merits.

     Insofar as indemnification for liabilities under the Securities Act of 1933 may be permitted to our directors, officers or controlling persons pursuant to the foregoing provision or otherwise, we have been advised that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in that Act and is, therefore, unenforceable.

Item 7.  Exemption from Registration Claimed.

     Not applicable.

Item 8.  Exhibits.

   4.1   2005 Employee Incentive Plan

     5   Opinion of Robert Brantl, Esq.

  23.1   Consent of Rosenberg Rich Baker Berman & Co., C.P.A., P.A.

  23.2 Consent of Robert Brantl, Esq. is contained in his opinion, filed as Exhibit 5.

Item 9.  Undertakings.

     Incode Technologies hereby undertakes:

            (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

            (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

            (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering;

            (4) That, for purposes of determining any liability under the Securities Act of 1933, each filing of the annual report pursuant to
Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of Incode Technologies pursuant to the provisions of the Nevada General Corporation Law or otherwise, Incode Technologies has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by Incode Technologies of expenses incurred or paid by a director, officer or controlling person of Incode Technologies in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, Incode Technologies will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, Incode Technologies Corp. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Borough of Mt. Arlington and the State of New Jersey on the 26th day of May, 2005.

                                INCODE TECHNOLOGIES CORP.


                                By:/s/ James L. Grainer
                                ---------------------------
                                James L. Grainer, President


       Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities indicated on May 26, 2005.


/s/ James L. Grainer
---------------------------
James L. Grainer, Director,
Chief Executive Officer,
Chief Financial Officer,
Chief Accounting Officer

/s/ Kevin Kreisler
---------------------------
Kevin Kreisler, Director